SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


  Date of Report (Date of Earliest Event Reported) January 23, 1997


        AEI REAL ESTATE FUND XVI LIMITED PARTNERSHIP
   (Exact Name of Registrant as Specified in its Charter)

                     State of Minnesota
      (State or other Jurisdiction of Incorporation or
                        Organization)




           0-16555                      41-1571166
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


   1300 Minnesota World Trade Center, St. Paul, Minnesota 55101
          (Address of Principal Executive Offices)


                       (612) 227-7333
    (Registrant's telephone number, including area code)



    (Former name or former address, if changed since last report)



Item 2.   Acquisition or Disposition of Assets.

       On January 23, 1997, the Partnership, AEI Real Estate Fund XVI Limited Partnership, sold its 30.8078% interest in a Sizzler restaurant in Cincinnati, Ohio to James Chantilas, who is not affiliated with the Partnership. The remaining interests were sold by AEI Real Estate Fund XVII Limited Partnership and AEI Real Estate Fund XVIII Limited Partnership, affiliates of the Partnership. The total cash sales price was $515,000.

      The Partnership received net proceeds of approximately
$149,000 for its interest in the property, which resulted in a net loss of approximately $217,000.

Item 7. Financial Statements and Exhibits.

        (a) A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Partnership had sold the property on September 30, 1996, the Partnership's Investments in Real Estate would have been reduced by $369,331 and its Current Assets
             (cash) would have been increased by approximately $149,000 and Partner's Capital would have decreased by $220,331.

             The Total Income for the Partnership would have increased from $1,086,854 to $1,116,638 for the year ended December 31, 1995 and from $797,890 to $829,648 for nine months ended September 30, 1996 if the Partnership consummated the sale at the beginning of those periods. The increase is attributable to the Investment Income the Partnership would have earned on the sale proceeds of $8,940 and $5,867 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

             Depreciation  Expense would have  decreased  by
             $14,821   and  $11,116  for  the   year   ended
             December  31,  1995 and the nine  months  ended
             September 30, 1996, respectively.

             Partnership Administration and Property Management Expense would have decreased by $6,023 and $14,775 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

             The net effect of these pro forma adjustments would have caused Net Income to increase from $967,752 to $997,536 and from $595,297 to
             $627,055, which would have resulted in Net Income of $69.57 and $44.00 per Limited Partnership Unit outstanding for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.


        (c)  Exhibits

                Exhibit  10.1 - Purchase  Agreement
                                dated  December  19,  1996  between
                                the  Partnership, AEI  Real  Estate
                                Fund   XVIII  Limited  Partnership,
                                AEI  Real Estate Fund XVII  Limited
                                Partnership  and  James   Chantilas
                                relating  to the property  at  2711
                                Waterpark Drive, Mason, Ohio.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI REAL ESTATE FUND XVI LIMITED PARTNERSHIP

                              By:  AEI Fund Management XVI, Inc.
                              Its: Managing  General Partner


Date:  February 3, 1997       /s/  Mark E. Larson
                              By:  Mark E. Larson
                                   Its Chief Financial Officer
                                   (Principal Accounting and
                                   Financial Officer)